UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 10, 2022

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(606) 637-3740

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2022, American Resources Corporation’s (“American Resources” or the “Company”) wholly owned subsidiary, American Rare Earth LLC (“American Rare Earth” or “ARE”) entered into a Collaboration Agreement, a Membership Interest Purchase Agreement (collectively the “Agreements”) and issued a warrant to purchase an additional membership interest in American Rare Earth LLC (the “Warrant”) with HG Ventures LLC, the corporate venture arm of The Heritage Group (collectively “Heritage”).

Pursuant to the Agreements, American Rare Earth and Heritage will work in good faith to collaborate in identifying opportunities that, in total, enhance American Rare Earth’s likelihood of success through the following, without limitation:

1.	access to Heritage’s (i) vast network of partners, customers, companies, governmental and industry leaders, and other valuable relationships, (ii) expertise, and (iii) certain equipment;

2.	work together to proactively brand, promote and publicly support the efforts of ARE through outreach, media, press releases, industry partners and government relations;

3.	enhance the sourcing of feedstocks, such as of end-of-life magnets and batteries or battery materials, for ARE’s processing and purification of rare earth elements;

4.	further the buildout of ARE’s downstream sales partners for the sale of rare earth elements to government and industry partners for the production of new products and applications;

5.	assist in attracting high value members for ARE’s advisory board;

6.

leverage certain of Heritage’s and its Affiliates’ personnel, expertise, and equipment (such as laboratory equipment) to possibly assist ARE in the development, refinement and execution of its business;

7.	to strategize for the potential to possibly collocate future ARE purification facilities at Heritage’s Affiliate facilities;

8.

afford ARE the ability to compete in being the final stage of isolation and purification of critical elements from black mass for Heritage Affiliates’ battery recycling business based on performance and cost;

9.

to make connections that may provide ARE the right of first refusal to acquire battery black mass from HGV Affiliates’ battery recycling business as a customer for ARE to further purify to isolate its critical material for resale; and

10.

provide Heritage and its Affiliates the ability to market the technologies, patents, capabilities, and access of ARE’s technologies and patents to HGV’s and its Affiliates’ customers, relationships, and affiliates.

In return, the Company has issued to Heritage seven and one-half percent (7.50%) of American Rare Earth LLC’s equity membership interest.  Additionally, the Company has issued Heritage a Warrant to purchase up to fifty million dollars ($50,000,000) of American Rare Earth’s equity ownership interest at a fully-diluted, pre-money valuation of three hundred million dollars ($300,000,000).  The Warrant carries a five year term and will expire January 10, 2027.

The foregoing description of the Agreements and Warrant do not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements and Warrant, which is filed as Exhibits hereto.

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Item 8.01 Other Events.

On January 11, 2022 American Resources issued a press release announcing the investment and partnership with Heritage.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Collaboration Agreement between American Rare Earth LLC and HG Ventures LLC
1.2	Membership Interest Purchase Agreement
1.3	Warrant to Purchase Membership Interest of American Rare Earth LLC
99.1	Press Release Dated January 11, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: January 14, 2022	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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